Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Capital Bank Financial Corp. (formerly known as North American Financial Holdings, Inc.) on Amendment No. 4 to Form S-4 of our report dated March 31, 2011 on the consolidated financial statements of TIB Financial Corp. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

August 24, 2012